Exhibit 21(a)

Subsidiaries of the Registrant*

Name of Company	Jurisdiction of Organization

The Southern Company	Delaware
Southern Company Capital Trust VII	Delaware
Southern Company Capital Trust VIII	Delaware
Southern Company Capital Trust IX	Delaware
Southern Company Holdings, Inc.	Delaware
Alabama Power Company	Alabama
Alabama Power Capital Trust V	Delaware
Alabama Power Capital Trust VI	Delaware
Alabama Power Capital Trust VII	Delaware
Alabama Power Capital Trust VIII	Delaware
Alabama Property Company	Alabama
Southern Electric Generating Company	Alabama
Georgia Power Company	Georgia
Georgia Power Capital Trust VII	Delaware
Georgia Power Capital Trust VIII	Delaware
Georgia Power Capital Trust IX	Delaware
Georgia Power Capital Trust X	Delaware
Georgia Power Capital Trust XI	Delaware
Piedmont-Forrest Corporation	Georgia
Southern Electric Generating Company	Alabama
Gulf Power Company	Florida
Gulf Power Capital Trust V	Delaware
Gulf Power Capital Trust VI	Delaware
Mississippi Power Company	Mississippi
Mississippi Power Capital Trust III	Delaware
Mississippi Power Capital Trust IV	Delaware
Southern Power Company**	Delaware

*This information is as of December 31, 2009.  In addition, this list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K, Item 601.

**Southern Power Company has omitted its list of subsidiaries in accordance with General Instruction I(2)(b) of Form 10-K.